Exhibit 28 h (11) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

FIRST AMENDMENT TO
FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS FIRST AMENDMENT TO FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT (“Amendment”) is by and between each of the investment companies listed on Exhibit A to the Agreement, as defined below (each, a “Trust”), and State Street Bank and Trust Company (“State Street”).

W I T N E S S E T H:

WHEREAS, the Trusts and State Street are parties to that certain Financial Administration and Accounting Services Agreement (the “Agreement”) dated March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trusts and State Street desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby amended and updated to delete the following Funds, effective March 25, 2011:

•	Federated Municipal Ultrashort Fund, a portfolio of Federated Fixed Income Securities, Inc.

•	Federated Premier Municipal Income Fund

•	Federated Premier Intermediate Municipal Income Fund

•	Federated Short-Intermediate Duration Municipal Trust,

•	Federated Muni and Stock Advantage Fund, a portfolio of Federated Income Securities Trust

•	Federated International Bond Fund, a portfolio of Federated International Series, Inc.

•	Federated International Bond Strategy Portfolio, a portfolio of Federated Managed Pool Series

•	Federated Emerging Market Debt Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated Prudent DollarBear Fund, a portfolio of Federated Income Securities Trust

•	Federated InterContinental Fund, a portfolio of Federated Equity Funds

•	Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated International Small-Mid Company Fund, a portfolio of Federated World Investment Series, Inc.

•	Federated International Strategic Value Dividend Fund, a portfolio of Federated Equity Funds

2.	The Agreement is hereby further amended and updated to delete Sections III. A. 9, 10 and 11 and Section III. B. 1. d., effective March 25, 2011.

3.	The Agreement shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

On behalf of each of the Funds indicated on Exhibit A of the Financial Administration and Accounting Services Agreement, as amended from time to time

By: /s/ Richard A. Novak
Title:  Treasurer

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Michael F. Rogers
Title:  Executive Vice President